Exhibit 10.3

Deed of Indemnity, Access and Insurance
Opthea Limited (Company) (Director)

www.minterellison.com

Deed of Indemnity

Details		3

Agreed terms		4

1.	Defined terms & interpretation	4

2.	Indemnity	6

3.	Obligations in relation to events and Claims	7

4.	Conduct of events and Claims	8

5.	Failure to comply	10

6.	Other indemnity or insurance	10

7.	Insurance	11

8.	Access to Board Documents	12

9.	Confidentiality	14

10.	Expert determination	15

11.	General provisions	16

Signing page		18

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Details

Date

Parties

Name	Opthea Limited
ABN
Short form name	Company
Notice details	Suite 0403 Level 4 650 Chapel St South Yarra, Victoria, 3141 AUSTRALIA Facsimile: Email:
Name
Short form name	Director
Notice details	Email:

Background

To ensure that the Director agrees to act or continues to act (as the case may be) as an officer of a Group Company, the Company considers it reasonable and in the best interests of the Company to:

(i)	indemnify the Director to the extent permitted by law and the Constitution against certain liabilities and legal costs incurred by the Director as an officer of any Group Company;

(ii)	maintain, and pay the premium for, a D&O Policy in respect of the Director; and

(iii)	provide the Director with access to particular papers and documents requested by the Director for a Permitted Purpose,

both during the time that the Director holds office and for a seven year period after the Director ceases to be an officer of any Group Company, on the terms and conditions contained in this Deed.

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Agreed terms

1.	Defined terms & interpretation

1.1	Defined terms

In this Deed, except where the context otherwise requires:

Authorised Person means any person authorised in writing by the Director and approved by the Company, which approval cannot be unreasonably withheld.

Authority means:

(a)	a Royal Commission, Board of Inquiry, Parliamentary Committee or similar body;

(b)

the Australian Securities and Investments Commission, the Australian Prudential Regulation Authority, the Australian Competition and Consumer Commission, the Australian Securities Exchange and any other regulatory authority or investigative body, whether in Australia or elsewhere;

(c)	a department of any Australian government or of any other jurisdiction;

(d)	a public authority;

(e)	an instrumentality agent or appointee of the Crown in right of the Commonwealth, in right of a State or in right of a Territory or the equivalent of any of them in any other jurisdiction; and

(f)	any other body exercising statutory or prerogative power.

Board, in relation to a Group Company, means:

(a)	the board of directors of the Group Company; or

(b)	any committee of the board of directors of the Group Company.

Board Documents means the Books of a Group Company to which the Director did, or was entitled to, have access (or receive a copy) during the Director’s term of office as an officer of the Group Company and Board Document means any of those Books.

Board Papers means:

(a)

originals or copies of all documents (including, without limitation, board papers, committee papers, correspondence, legal advice, memoranda, submissions, reports and minutes of meetings) provided to, or tabled at any meeting of, the Board of a Group Company during the Director’s term of office as an officer of that Group Company;

(b)	copies of resolutions and minutes of meetings of the Board of a Group Company held during the Director’s term of office as an officer of that Group Company; and

(c)	copies of resolutions and minutes of meeting of members of a Group Company held during the Director’s term of office as an officer of that Group Company.

Books has the meaning given to that word in section 9 of the Corporations Act and includes, without limitation, Board Papers.

Business Day means a day that is not a Saturday, Sunday, bank holiday or public holiday in Victoria, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

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Claim means:

(a)	any writ, summons, cross-claim, counterclaim, application or other originating legal or arbitral process to which the Director is or might be a party;

(b)

any hearing, complaint, inquiry, investigation, proceeding or application however commenced or originating which does or might involve the Director, including any investigation or inquiry by any Authority or External Administrator; or

(c)	any written or oral demand or threat that might result in any such process, hearing, complaint, inquiry, investigation, proceeding or application referred to in (a) or (b) above,

arising out of, or in connection with, or resulting from any act, omission or conduct of the Director in the capacity of an officer of a Group Company or in connection with the affairs of a Group Company.

Constitution means the constitution of the Company as it existed on the date of this Deed as modified or replaced from time to time thereafter but excluding any modification or replacement to the extent that it limits the scope of the indemnity available under this Deed.

Corporations Act means the Corporations Act 2001 (Cth).

D&O Policy means a contract or contracts:

(a)	insuring the Director against liabilities incurred by the Director as an officer of a Group Company; and

(b)	allowing the Company to obtain reimbursement for certain claims paid by it to the Director under this Deed.

Deed means this deed of indemnity, access and insurance.

Expenses means all costs and expenses and includes, without limitation, legal costs and disbursements (on a full indemnity basis) relating to a Claim or Notified Event.

External Administrator means a liquidator, provisional liquidator, controller or an administrator.

Group Company means:

(a)	the Company; or

(b)	any Subsidiary of the Company.

Information, in clause 9, means all or any part of information contained in or related to the affairs or a transaction of a Group Company, a Board Document or a discussion at a meeting of a Group Company.

Independent Expert means an expert appointed under clause 10.

Notified Event means an event or circumstance that may give rise to a Claim that is notified in writing by the Director to the Company in the Relevant Period.

Permitted Purpose has the meaning given to that term in clause 8.1.

Privileged Document means any document in respect of which any form of legal privilege applies solely in favour of a Group Company, jointly in favour of a Group Company and the Director, or jointly in favour of the Director and one or more directors of a Group Company.

Relevant Period means the period:

(a)	beginning on the date of this Deed; and

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(b)	ending on the seventh anniversary of the date on which Director ceases to be an officer of any Group Company.

Requested Documents has the meaning given to that term in clause 8.1.

Subsidiary has the meaning given to that term in the Corporations Act.

1.2	Interpretation

In this Deed, except where the context otherwise requires, references to:

(a)	a title or expression defined in the Corporations Act is to that title or expression as defined and without limitation, ‘officer’ has the meaning given to it in section 9 of the Corporations Act;

(b)	one gender includes each other gender;

(c)	the singular includes the plural and the plural includes the singular;

(d)	a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(e)	a party are to a party to this Deed, and includes the party’s executors, administrators, successors and permitted assigns and substitutes; and

(f)	a statute, regulation or provision of a statute or regulation (Statutory Provision) include:

(i)	that Statutory Provision as amended or re-enacted from time to time; and

(ii)	a statute, regulation or provision enacted in replacement of that Statutory Provision.

1.3	Headings

Headings are for convenience only and do not form part of this Deed or affect its interpretation.

2.	Indemnity

2.1	Company indemnity

Subject to this clause 2, the Company indemnifies the Director to the maximum extent permitted by law and the Constitution against:

(a)	all liability in respect of a Claim in the Relevant Period or any Claim later arising out of a Notified Event; and

(b)

all Expenses relating to such a Claim or to any Notified Event, including costs and expenses reasonably and necessarily incurred to mitigate any liability for such a Claim or any Claim which may arise from such a Notified Event.

2.2	Indemnity extends to certain proceedings

Without limiting clause 2.1 and subject to clauses 2.5 and 6.3, the indemnity provided applies to the maximum extent permitted by law and the Constitution to:

(a)	the defence of a criminal proceeding (whether or not the Director is convicted), but not to any criminal penalty imposed; and

(b)	the defence of a civil proceeding (whether or not any pecuniary or civil penalty or disqualification order is made or any relief or remedy is granted), but not to any pecuniary penalty imposed.

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2.3	Conduct not in good faith

The Company is not liable to indemnify the Director against any amount, including any amount of Expenses, in the event that, and to the extent that, the liability of the Director for that amount:

(a)	is found by a court or other judicial body; or

(b)	is agreed by the Director,

to arise from conduct of the Director that was not in good faith.

2.4	Claim by the Company or related body corporate

Notwithstanding any other clause of this Deed, the Company is not liable to indemnify the Director against, or advance to or on behalf of the Director, any amount, including any amount of Expenses, in respect of any Claim by the Company or a related body corporate of the Company.

2.5	When Expenses are to be paid or advanced

Expenses are to be paid under clause 2.1 as and when they are incurred by or on behalf of the Director. Expenses are to be advanced by the Company to or on behalf of the Director (in advance of payment under clause 2.1) on terms, including as to security, as the Company reasonably requires, where:

(a)	clause 2.3 may apply—and will continue to be advanced until any conduct of the Director referred to in clause 2.3 is established in accordance with that clause; or

(b)

the Company may not be permitted by law or the Constitution to indemnify the Director for those Expenses by reason of an adverse outcome of a proceeding (including where the Director is convicted of a criminal offence) but the Company is permitted by law or the Constitution to advance payment of those Expenses – and will continue to be advanced until the final outcome of the proceeding, including any appeal, is determined.

2.6	Nature and scope of indemnity

Subject to the other provisions of this Deed, the indemnity provided by clause 2.1:

(a)

has effect in respect of any act, omission or conduct occurring or arising prior to, on or after the date of this Deed and in respect of liabilities incurred prior to, on or after the date of this Deed;

(b)	is irrevocable except on 20 Business Days notice in writing to the Director, and then only in respect of conduct of the Director after expiry of the 20 Business Days;

(c)	continues irrespective of one or more previous applications of clause 2.1;

(d)

continues in full force and effect without limitation in relation to any Claim, even if the Director has ceased to be a director, officer or employee of the relevant Group Company before such Claim is made against the Director and/or before a claim is made under this Deed; and

(e)	is separate and independent from any indemnity in favour of any other director, officer or employee of any Group Company.

3.	Obligations in relation to events and Claims

3.1	Director’s obligations

The Director must:

(a)	give notice in writing to the Company promptly upon becoming aware of any Claim or any event or circumstance that may give rise to a Claim;

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(b)	take such action as the Company reasonably requests to avoid, dispute, resist, appeal against, compromise or defend any Claim or any adjudication of a Claim;

(c)	not make any admission of liability in respect of, or settle, any Claim without the prior written consent of the Company;

(d)

where the Company assumes the conduct, negotiation or defence of any Claim, render all reasonable assistance and cooperation to the Company in the conduct, negotiation or defence of the Claim including, without limitation, providing the Company with any documents, authorities and directions that the Company may reasonably require for the prosecution or advancement of any counterclaim or cross claim;

(e)

upon request by the Company, do everything necessary or desirable which the Company reasonably requests to enable the Company (so far as it is possible) to be subrogated to and enjoy the benefits of the Director’s right in relation to any counterclaims or cross-claims or any claims against any person and render such assistance as may be reasonably requested by the Company for that purpose;

(f)	if the Company has not assumed conduct of a Claim, keep the Company fully informed in relation to the status and conduct of that Claim; and

(g)

notify any Claim to an insurer or any other person who may be liable to indemnify the Director in respect of that Claim, promptly take all reasonable steps to enforce all the Director’s rights against the insurer or other person and comply with all obligations under the terms of the insurance or other indemnity.

3.2	Company’s obligations

The Company must immediately notify the Director if any investigation or proceeding is anticipated, threatened or commenced against it that may involve or result in a Claim against the Director.

3.3	Costs

The Director is entitled to be reimbursed by the Company for all costs and expenses including, without limitation, legal costs and disbursements (on a full indemnity basis) in taking any action pursuant to clause 3.1.

4.	Conduct of events and Claims

4.1	Request or election

(a)

Where the Director is or may be entitled to be indemnified by the Company under this Deed in respect of a Claim (including a Claim which may arise from a Notified Event), the Director may request the Company, or the Company may elect, to do one or more of the following:

(i)	assume the conduct, negotiation or defence of the Claim or Notified Event;

(ii)	institute a cross-claim or a counterclaim; and

(iii)

subject to clause 4.2, retain lawyers in relation to the Claim or Notified Event to act on behalf of both the Director and a Group Company (and/or another officer or other officers of a Group Company) to the extent that the Company reasonably considers their interests to be in common.

(b)

If the Director makes a request under paragraph (a), the Company must, within 20 Business Days of the request, notify the Director in writing whether the Company accepts the Director’s request. The Company is under no obligation to accept any such request. If the Company refuses the Director’s request, the Company may, at its discretion, nevertheless later make an election to do one or more of the things set out in paragraph (a).

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(c)

If the Company accepts the Director’s request under paragraph (b) or the Company makes the election under paragraph (a), the conduct of the Claim or Notified Event will be under the management and control of the Company, unless and until the Company elects to pass conduct of the Claim or Notified Event back to the Director.

4.2	Disputes

(a)

If the Director disputes the Company’s decision to retain lawyers in relation to a Claim or Notified Event under clause 4.1(a)(iii), because the Director does not consider their interests to be in common with others for whom the lawyers are retained, the Director must notify the Company of that dispute in writing.

(b)	During the period of 5 Business Days after notice is given under paragraph (a), the Director and the Company must use reasonable efforts to resolve the dispute.

(c)

If the dispute is not resolved in accordance with paragraph (b), the Company must refer the matter to an Independent Expert (in accordance with clause 10) who must decide whether, in relation to the Claim or Notified Event, the interests of the Director and others for whom the lawyers are retained are sufficiently in common for common legal representation to be appropriate in all the circumstances. If the Independent Expert decides that their interests are not sufficiently in common, the Director may engage separate legal or other representation in relation to the Claim or Notified Event and reasonable Expenses incurred by the Director in relation to such legal or other representation shall be borne by the Company under clause 2.1.

4.3	Own representation

If the Company elects not to retain lawyers in relation to a Claim or Notified Event under clause 4.1(a)(iii), the Director may engage separate legal or other representation and participate in the Claim or Notified Event as the Director sees fit and reasonable Expenses incurred by the Director in relation to such legal or other representation or participation shall be borne by the Company under clause 2.1.

4.4	Reasonableness of Expenses

(a)

The Director may instruct a ‘top tier’ law firm and/or senior counsel and the Company agrees that the normal charges by any such firm or counsel are reasonable for the Director to incur. Where legal costs are advanced or paid pursuant to a D&O Policy or other insurance and there is a shortfall between the costs incurred by the Director and the amount that the relevant insurer advances or pays, the Company will meet that shortfall amount.

(b)

In the event that the Company considers that any amount of Expenses borne by the Company under clause 4.2(c) or 4.3 is unreasonable (other than by reason of the rates charged per clause (a)), the Company may refer the matter for determination by an Independent Expert, in accordance with clause 10. If the Independent Expert finds that any such amount was unreasonable (other than by reason of the rates charged per clause (a)), the Company is only liable for the amount which the Independent Expert finds to be reasonable and the Director will refund the difference between that amount and the amount paid by the Company.

4.5	Consultation

Where a Claim is under the management and control of the Company, the Company must:

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(a)	consult with the Director about material decisions regarding the Claim;

(b)	take into account the Director’s interests (including the Director’s reputation) in making material decisions about the Claim, including in relation to settlement or compromise of the Claim; and

(c)	keep the Director reasonably informed of developments regarding the Claim.

4.6	Settlement of a Claim

(a)	If the Company proposes that a Claim be settled or compromised, the Company must:

(i)	provide to the Director details of the proposed offer of settlement or compromise; and

(ii)	allow the Director a reasonable period (to be specified in the notice) in which the Director may object to the offer.

(b)	If the Director does not object to the offer within the period allowed under paragraph (a)(ii), the offer of settlement or compromise may be made or accepted, as the case may be.

(c)	If, within the period allowed under paragraph (a)(ii), the Director gives notice that the Director objects to the offer, the Company may (at its sole discretion, acting reasonably):

(i)	if the Claim is under the management and control of the Company:

(A)	relinquish to the Director the control of the conduct of the Claim (to the extent that it relates to the Director); or

(B)	continue the conduct of the Claim without making or accepting the offer, or

(ii)	permit the Director to continue the conduct of the Claim without making or accepting the offer, and in any case, the liability of the Company under this Deed in respect of that Claim (to the extent that it relates to the Director) will not exceed the amount of the offer specified in the notice given to the Director under clause 4.6(a) together with Expenses reasonably and properly incurred by or on behalf of the Director up to that time.

4.7	Role of the insurer under the D&O Policy

The obligations of the Company under this clause 4 are subject to the rights and obligations of the Company and the insurer under the D&O Policy relating to the management, control and settlement of any Claim.

5.	Failure to comply

If the Director fails to comply with any obligation referred to in clause 3.1 or another provision of this Deed to the material prejudice of the Company, the Director is liable to reimburse the Company to the extent of such prejudice. The Company may set off any such liability against the liability of the Company to the Director under this Deed.

6.	Other indemnity or insurance

6.1	Precedence

The Company is not liable under clause 2.1 for any amount (including any amount of Expenses) to the extent that the Director is also entitled to be indemnified in respect of that amount under an insurance policy (including a D&O Policy) or other indemnity. However, if the insurer or other indemnifying party fails to pay any such amount within 20 Business Days, the Company will advance that amount to or on behalf of the Director.

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6.2	Director must claim

If the Director is insured or entitled to any other indemnity for any Claim, the Director must claim under the applicable insurance policy or other indemnity. The Director is not required to await the outcome of a claim under the insurance policy or other indemnity before being indemnified under this Deed. However, if indemnification under this Deed may enable an insurer or other person to deny insurance cover or other indemnity to the Director for any Claim, any payment made by the Company under this Deed is to be taken to be an advance.

6.3	Reimbursement of the Company

The Director must account to the Company for any amount:

(a)	which the Director receives under an insurance policy or other indemnity available to the Director in respect of a payment which has already been made by the Company;

(b)	advanced under clause 6.1 or taken to have been advanced under clause 6.2 if and when and to the extent that the amount is received by the Director from the relevant insurer or other person; and

(c)	of Expenses that were advanced to the Director under clause 2.5 and for which the Company is not:

(i)	liable to indemnify the Director by reason of conduct referred to in clause 2.3 being established in accordance with that clause; or

(ii)	permitted by law or the Constitution to indemnify the Director by reason of an adverse determination of a proceeding (including where the Director is convicted of a criminal offence),

such amount to be reimbursed within 20 Business Days of the Company providing to the Director details of each such amount.

7.	Insurance

7.1	Obligation to insure

To the extent permitted by law and the Constitution, the Company must at all times during the Relevant Period, maintain and pay the premium on a D&O Policy that complies with clause 7.2.

7.2	Terms and conditions of D&O Policy

The D&O Policy must:

(a)

cover (but only to the extent required by paragraph (b)) liabilities incurred by the Director (or the Company under the indemnities granted to the Director under clause 2.1) in respect of, or arising out of any Claim;

(b)

be for an amount and on terms and conditions (including premium, insuring clauses, exclusions, excess amounts and extended reporting provisions) as are appropriate for a reasonably prudent company in the Company’s circumstances acting reasonably and fairly; and

(c)

be on terms and conditions that, taken as a whole, are not materially less favourable to the D&O Policy taken out at the same time by the Company in respect of any other director or officer of the Company.

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7.3	Notice to Director

The Company must notify the Director immediately on the Company becoming aware that:

(a)	the D&O Policy required to be maintained under clause 7.1 has been cancelled or not renewed; or

(b)	there is a material diminution in the terms of the D&O Policy maintained under clause 7.1 for the Director.

7.4	Company to take reasonable steps

The Company must take all steps and provide all notices reasonably required under the terms of the D&O policy (including without limitation any extended reporting provisions), to avail the Director of the full benefit of the D&O policy.

7.5	Parties’ obligations

The Company and the Director must:

(a)

not do or permit to be done anything which prejudices or renders any part of the D&O Policy void, voidable or unenforceable, and immediately rectify anything reasonably within the control of the Company or the Director (as the case may be) which might prejudice or render any part of the D&O Policy void, voidable or unenforceable; and

(b)	immediately notify the other in writing on becoming aware of anything done or omitted to be done which could prejudice the D&O Policy.

8.	Access to Board Documents

8.1	Request for access to Board Documents

The Director (or any Authorised Person) may make a request to the Company for access to Board Documents, which must:

(a)	be in writing addressed and given to the Company;

(b)	include particulars of the Board Documents to which access is sought by the Director (Requested Documents); and

(c)	state the purpose for which access to the Requested Documents is sought, which must be for one of the following purposes:

(i)	to discharge the Director’s duties as an officer of a Group Company; or

(ii)	the investigation or defence of any Claim or any other investigation or proceeding that is anticipated, threatened or commenced that may involve or result in a Claim against the Director; or

(iii)	any other purpose in respect of which the Company gives its written consent,

(Permitted Purpose).

8.2	Inspection of Board Documents

The Company must permit, and must procure that each other Group Company permits, the Director to inspect at the offices of the Company or relevant Group Company and copy each Requested Document during Business Hours subject to such conditions as the Group Company reasonably requires, unless:

(a)	the Company considers that access to the Requested Document is not for a Permitted Purpose, in which case:

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(i)	the Company must notify the Director that it will not permit the Director to have access to the Requested Document on the basis that it is not for a Permitted Purpose;

(ii)	if the Director disputes the Company’s decision to refuse access to the Requested Document, the Director must notify the Company of that dispute in writing;

(iii)	during the period of 5 Business Days after notice is given under paragraph (ii), the Director and the Company must use reasonable efforts to resolve the dispute; and

(iv)

if the dispute is not resolved in accordance with paragraph (iii), the Company must refer the matter to an Independent Expert (in accordance with clause 10) who must decide whether access to the Requested Document is for a Permitted Purpose and, if the Independent Expert so decides, the Company must permit the Director to inspect the Requested Document during Business Hours; or

(b)	the Requested Document is or refers to a Privileged Document, in which case clauses 8.4 to 8.5 will apply.

8.3	Return of Board Documents

The Director:

(a)

subject to paragraph (b), must deliver any Board Documents that the Director holds to the company secretary of the relevant Group Company at the conclusion or as soon as possible following the conclusion of each board meeting; and

(b)

in the case of any Board Documents copied and provided to the Director for a Permitted Purpose, must return those Board Documents to the company secretary of the relevant Group Company as soon as possible after they are no longer required for the Permitted Purpose.

8.4	Privileged Documents

If a Director requests access to any Board Document under clause 8.1 or 8.2 which in the Company’s opinion is or refers to a Privileged Document, the Company must notify the Director that privilege exists and:

(a)	if the Company believes it reasonably practicable, provide access in such a way that privilege is not lost or waived; or

(b)	subject to paragraph (c), waive, and procure that each other Group Company which is entitled to claim privilege in respect of that Privileged Document waives, such privilege; or

(c)

if access to that Board Document would, in the reasonable opinion of the Company, jeopardise the ability of a Group Company to claim legal privilege in respect of a Privileged Document resulting in material prejudice to the Group Company:

(i)

impose such conditions on the Director’s access to that Board Document as it determines, in good faith, are appropriate to ensure that the ability of a Group Company to claim privilege in respect of that Board Document is not jeopardised by such access; or

(ii)

refuse to permit the Director to have access to that Board Document if the Company determines in good faith and acting reasonably that it is not possible to ensure, by the imposition of conditions, that the Group Company’s claim to privilege in respect of that Board Document would not be jeopardised by such access.

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8.5	Disputes in relation to Privileged Documents
(a)

If the Director disputes the Company’s decision to refuse access to a Board Document, or to impose conditions on access to a Board Document in accordance with clause 8.4, the Director must notify the Company of that dispute in writing.

(b)	During the period of 5 Business Days after notice is given under paragraph (a), the Director and the Company must use reasonable efforts to resolve the dispute.

(c)

If the dispute is not resolved in accordance with paragraph (b), the Company must refer the matter to an Independent Expert (in accordance with clause 10) who must weigh up the interests of the Director in having access to the document against the risks to the Company of waiving privilege to determine whether and, if so, on what terms, access should be granted to the Director.

8.6 Director’s obligations

(a)	The Director must not waive any privilege of a Group Company nor do or omit to do anything that will cause that privilege to be waived or lost, without the prior written consent of the Company.

(b)	Where the Director obtains access to Documents subject to conditions imposed by the Company under clause 8.4, the Director must comply with those conditions.

8.7	Access permitted under Corporations Act

Despite any other provision of this Deed, if and to the extent that the Corporations Act gives the Director the right to inspect a Board Document that is, or refers to, a Privileged Document, the Company must allow, and must procure that each Group Company allows, the Director to inspect that Board Document in accordance with the Corporations Act.

9.	Confidentiality

9.1	Obligations of confidentiality

Without limiting the Director’s duties as an officer of any Group Company, the Director (both during the period in which the Director is an officer of a Group Company and after the Director ceases to be an officer of a Group Company) must:

(a)	keep all Information confidential (except to the extent that disclosure is permitted under clause 9.2);

(b)	not disclose Information to any person unless and to the extent permitted to do so under clause 9.2; and

(c)	not use Information for any purpose other than a Permitted Purpose.

9.2	Exceptions

The obligations in clause 9.1 do not apply to Information if and to the extent that:

(a)	the Information is or comes into the public domain (other than as a result of a contravention by the Director of this Deed or any other obligation of confidence);

(b)	disclosure of the Information is required by law;

(c)	disclosure of the Information is either:

(i)	reasonably necessary for a Permitted Purpose; or

(ii)	made in confidence to the legal, financial or taxation advisers of the Director,

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and either:

(iii)

no Group Company has a right to claim legal privilege in respect of some or all of that Information or the proposed disclosure of the Information could not reasonably be expected to jeopardise a Group Company’s ability to claim such privilege; or

(iv)	each Group Company that has the right to claim privilege in respect of all or any of that Information has waived, in writing, its right to claim legal privilege in respect of all or any of that; or

(d)	disclosure of the Information is reasonably necessary for the purposes of the discharge of the duties of the Director as an officer of a Group Company; or

(e)	the Company has given its prior written consent to the disclosure of the Information.

9.3	Limitation

If the Director is permitted to disclose Information under clause 9.2, the Director must:

(a)	disclose only the minimum Information reasonably necessary in the circumstances;

(b)	disclose the Information only to persons who have a need to know and only to the extent that they have a need to know; and

(c)	comply with any conditions imposed by the Company under clause 8.4(c)(i).

10.	Expert determination

10.1	Referral to expert

Any matter which is expressly required in this Deed to be referred to an Independent Expert must be dealt with in accordance with this clause 10.

10.2	Independent Expert

The Company must refer the matter for determination by a lawyer mutually acceptable to the Director and the Company or, in default of agreement, a lawyer nominated by the President for the time being of the Law Institute of Victoria. The seniority of the lawyer should reflect the complexity and significance of the issues which the lawyer is to be asked to determine.

10.3	Determination by Expert

The Independent Expert appointed under clause 10.2 will:

(a)	make a determination based on the information made available by the parties;

(b)	make a determination having regard to the obligations of the parties under this Deed; and

(c)	notify the parties in writing of his or her determination within 10 Business Days of his or her appointment.

10.4	Independent Expert not arbitrator

The Independent Expert must act as an expert not as an arbitrator and his or her decision will be final and binding on the parties.

10.5	Cost of Independent Expert

The cost of the Independent Expert’s determination must be borne by the Company.

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11.	General provisions

11.1	Service of notices

A notice, demand, consent, approval or communication under this Deed (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post or facsimile to the recipient’s address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

11.2	Notices sent by email

A Notice may also be sent by email if the Notice is:

(a)	authorised by the sender in accordance with a procedure agreed between the parties; and

(b)	sent to the email address specified in the Details or the email address last notified by the intended recipient to the sender.

11.3	Notices effective on receipt

A Notice given in accordance with clause 11.1 or 11.2 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

(c)

if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice; or

(d)	in the case of delivery by email, the first to occur of:

(i)	receipt by the sender of an email acknowledgment from the intended recipient’s information system showing that the Notice has been delivered to the email address of that recipient;

(ii)	the time that the Notice enters an information system which is under the control of the intended recipient; and

(iii)	the time that the Notice is first opened or read by an employee or officer of the intended recipient,

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

11.4	Severability

If anything in this Deed is unenforceable, illegal or void then it is severed and the rest of this Deed remains in force.

11.5	Governing law and jurisdiction
(a)	The law of Victoria governs this Deed.

(b)	The parties submit to the exclusive jurisdiction of the courts of Victoria and the Commonwealth of Australia and agree that any law suit may be heard in those courts.

11.6	Amendment

This Deed may only be amended by a further deed.

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11.7	Waiver and exercise of rights

(a)

A waiver by a party of a provision of or a right under this Deed is binding on the party granting the waiver only if it is in writing signed by the party or an authorised officer of the party granting the waiver.

(b)	A waiver is effective only in a specific instance and for the specific purpose for which it is given.

(c)	A single or partial exercise of a right by a party does not preclude another exercise of that right or the exercise of another right.

(d)	Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a wavier.

11.8	Counterparts

This Deed may be executed in counterparts and both counterparts taken together constitute one document.

11.9	Assignment

Neither party can assign, novate or otherwise transfer any of their rights or obligations under this Deed without the prior written consent of the other party.

11.10	Further action

Each party must promptly do all things necessary or desirable to give full effect to this Deed.

11.11	GST

The intention of this Deed is that, to the maximum extent possible, as between the Director and the Company, neither is to be adversely affected or advantaged by the operation of tax payable under A New Tax System (Goods and Services Tax) Act 1999 (Cth). If either party requires a tax invoice or the assistance of the other party to obtain an input tax credit, the other party will provide such invoice or assistance promptly upon being requested to do so.

11.12	Costs and stamp duty

The Company must pay the costs of negotiating, preparing and executing this Deed and any stamp duty on this Deed.

11.13	Survival

Each indemnity in this Deed is independent and survives termination of this Deed. Any other provision by its nature intended to survive termination of this Deed survives termination of this Deed.

11.14	Entire agreement

This Deed constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

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Signing page

EXECUTED as a deed.

Executed by Opthea Limited

	f		f
Signature of director		Signature of director/company secretary (Please delete as applicable)

Name of director (print)		Name of director/company secretary (print)

Signed sealed and delivered in the presence of
	f		f
Signature of witness		Signature of Director

Name of witness (print)

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